UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2007

DPAC Technologies Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2007, DPAC Technologies Corp. (the “Company”), through its wholly owned subsidiary Quatech, Inc. (“Quatech”) entered into a Letter Agreement amending the Reservation of Rights and Loan Continuation Standstill Agreement dated August 28, 2007 (as amended, the “Forbearance Agreement”) with National City Bank, under the Company’s Credit Agreement dated July 28, 2000, as amended (the “Credit Agreement”), previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2007 (the “August 31, 2007 8-K”). Steven D. Runkel (Chief Executive Officer and President) and William J. Roberts (a Director) of the Company were parties to the Forbearance Agreement in their capacities as guarantors of certain obligations under the Credit Agreement.

The Forbearance Agreement, among other matters, extends the maturity dates for repayment of certain amounts of indebtedness of the Company under the Credit Agreement until January 31, 2008 (or earlier if the Company defaults or violates the terms of the Forbearance Agreement). Further, the Forbearance Agreement permits the Company to continue to borrow under the Credit Agreements (subject to the terms thereof with respect to the maximum loan amount(s)) during such period of forbearance and notwithstanding the Company’s noncompliance with certain covenants contained in the Credit Agreement. Under the Forbearance Agreement the Company has agreed to pay additional interest of 3% over the applicable rate. The Forbearance Agreement also provides that the Company shall pay a forbearance fee of up to $50,000 payable in installments of $12,500 each on December 10, 2007 and January 1, 2008 and $25,000 on January 31, 2008. However if the loans under the Credit Agreement are repaid prior to January 31, 2008, the $25,000 final installment shall be forgiven. The Company shall continue to provide National City Bank with additional financial information including cash flow projections and weekly updates on potential refinancing including any potential merger or sale of the business. Finally, the Forbearance Agreement requires the deposit of funds related to a certain equity investment of $2,000,000 into an escrow account at National City Bank by December 10, 2007. The disposition of application of these funds will be governed by a signed escrow agreement to be executed by Bank, Borrower and Development Capital Ventures, L.P., the Company’s majority stockholder.

The foregoing description of the Forbearance Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement amending the Reservation of Rights and Loan Continuation Standstill Agreement dated August 28, 2007, a copy of which is attached hereto as Exhibit 10.1, and the Reservation of Rights and Loan Continuation Standstill Agreement dated August 28, 2007, which is incorporated herein by reference to Exhibit 10.1 to the August 31, 2007 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement dated December 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: December 7, 2007	By:	/s/ STEVEN D. RUNKEL
Steven D. Runkel
Chief Executive Officer and President